Exhibit 99.1

Surface Oncology to Participate in the 3rd Annual Evercore ISI HealthCONx Conference

CAMBRIDGE, Mass., November 25, 2020: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today announced that Jeff Goater, chief executive officer, and Robert Ross, M.D., chief medical officer, will participate in the upcoming 3rd Annual Evercore ISI Global HealthCONx Conference on December 2, 2020 at 12:10 p.m. ET. The discussion will focus on Surface Oncology's lead programs, SRF617 (targeting CD39) and SRF388 (targeting IL-27), as well as Surface’s emerging pre-clinical pipeline, highlighted by SRF813 (targeting PVRIG, also known as CD112R) and SRF114 (targeting CCR8).

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned lead programs targeting CD39 (SRF617) and IL-27 (SRF388), a clinical-stage collaboration with Novartis targeting CD73 (NZV930), and two preclinical programs, each focused primarily on activating natural killer cells (via targeting PVRIG, also known as CD112R (SRF813)), or depleting regulatory T cells (via targeting CCR8 (SRF114)). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Contacts:

Investors
Matt Lane
matt@gilmartinir.com
617-901-7698

Media
Matthew Corcoran
mcorcoran@tenbridgecommunications.com
617-866-7350